Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)*

In connection with the Quarterly Report of Blueknight Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), on Form 10-Q for the quarter ended March 31, 2011 as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned, James C. Dyer, Chief Executive Officer of Blueknight Energy Partners G.P., L.L.C., and Alex G. Stallings, Chief Financial Officer and Secretary of Blueknight Energy Partners G.P., L.L.C., certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to his knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.

/s/ James C. Dyer, IV
James C. Dyer, IV
Chief Executive Officer of
Blueknight Energy Partners G.P., L.L.C.,
general partner of Blueknight Energy Partners, L.P.

May 10, 2011

/s/ Alex G. Stallings
Alex G. Stallings
Chief Financial Officer and Secretary of
Blueknight Energy Partners G.P., L.L.C.,
general partner of Blueknight Energy Partners, L.P.

May 10, 2011

*A signed original of this written statement required by Section 906 has been provided to the Partnership and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Report.